Exhibit 99.1

              Schick Technologies Reports Fourth Quarter and Fiscal
                              Year-End 2004 Results

LONG ISLAND CITY, N.Y., June 15, 2004 -- Schick Technologies, Inc. (OTC BB:
SCHK) today reported its financial results for the fiscal fourth quarter and year ended March 31, 2004.

Financial Highlights include:

      o   Net income increased 35% for the quarter and 53% for the year

      o   Revenue increased 37% for the quarter and 32% for the year

      o   Cash increased to $20.7 million at March 31, 2004

Revenues for the quarter were $10.1 million, an increase of $2.8 million, or 37%, compared to $7.3 million for the fourth quarter of 2003. Net income for the quarter was $9.0 million, an increase of 35% as compared to net income of $6.7 million in the same period last year. Income from operations (which does not include interest income, other income, interest expense and income tax benefits) for the fourth quarter was $3.0 million, an increase of 133%, compared to $1.3 million for the same period in fiscal 2003.

The Company's results for the fourth quarter and the full year were positively impacted by a non-cash item, a net income tax benefit of $5.9 million in the fourth quarter of fiscal 2004, as compared to a net income tax benefit of $5.4 million in the fourth quarter of fiscal 2003. The positive net income tax benefit to the Company during the periods ended March 31, 2004 and March 31, 2003 resulted from a reduction in its deferred tax asset valuation allowance in anticipation of full utilization of its net operating loss carryforwards. Basic Earnings Per Share for the fourth quarter was $0.76 compared to $0.66 in the same period last year, and diluted EPS was $0.53 compared to $0.42 in the same period last year. Upon Greystone's exercise of its outstanding warrants in March 2004, the Company issued 4,527,716 unregistered shares to Greystone; these shares are reflected in the diluted share calculation.

Revenues for the twelve months ended March 31, 2004 were $39.4 million, an increase of $9.6 million, or 32%, compared to $29.8 million for the previous year. Net income for the twelve months was $18.1 million, an increase of 53% as compared with the Company's net income of $11.8 million for the previous year. Income from operations (which does not include interest income, other income, interest expense and income tax benefits) for fiscal 2004 was $12.1 million, an increase of 82%, compared to $6.6 million in fiscal 2003.

The Company's fiscal 2004 results were positively impacted by the aforementioned net income tax benefit. Basic EPS for the year was $1.69 compared to $1.17 last year and diluted EPS was $1.07 compared to $0.78 last year.

At March 31, 2004, the Company had $20.7 million in cash, cash equivalents and short-term investments and $27.4 million in working capital, as compared to $7.8 million in cash, cash equivalents and short-term investments and $9.2 million in working capital at March 31, 2003.

Jeffrey T. Slovin, President and Chief Executive Officer, commented, "Our 2004 financial results were solid across the board. Domestic dental product sales for the year were up 30% compared to last year, while international dental product sales were up 64% during the year. This reflected our continued focus on our core domestic business and improving our international distribution network. We continued to generate strong margins, with gross margins reaching 71% and operating income reaching 31% for the year. We believe the company's financial performance in the quarter and for the entire fiscal year demonstrates the strength of our strategy to deliver sustainable technologies and innovative products that improve practitioner productivity and benefit the patient."

Schick Technologies, Inc. Conference Call Information:

Schick Technologies, Inc. will hold its quarterly conference call on Monday, June 14, 2004 at 5:00 p.m. EDT. To access the call, please dial 800-299-7635 (domestic) or 617-786-2901 (international), and enter passcode # 33262598. This conference call will be broadcast live on the Internet at www.fulldisclosure.com or www.streetevents.com. An audio digital replay of the call will be available from June 15, 2004, at approximately 7:00 p.m. EDT until Midnight EDT on June 22, 2004 by dialing 888-286-8010 (domestic) or 617-801-6888 (international) and using confirmation code # 33391355. A web archive will be available for 30 days at www.fulldisclosure.com and www.streetevents.com. This earnings release, and any other financial and statistical information disclosed by the Company during the conference call will be available in the "Investors" section of the Company's web site at www.schicktech.com.

About Schick Technologies, Inc.

Schick Technologies, Inc., an ISO 9001 certified company, designs, develops, and manufactures innovative digital radiographic imaging systems and devices for the dental and medical markets. The Company's products, which are based on proprietary digital imaging technologies, create instant high- resolution radiographs and offer significant advantages over conventional x- ray devices.

The Company's beliefs as to its anticipation of the full utilization of its net operating loss carryforwards, and other information in this announcement which is not historical, constitute forward- looking statements as defined in the Private Securities Litigation Reform Act of 1995. The matters discussed in this news release are subject to various factors which could cause actual events and results to differ materially from such statements. Such factors include uncertainties as to the future sales volume of Schick Technologies' products, the pending SEC civil action and U.S. Attorney investigation, the possibility of changing economic, market and competitive conditions, dependence on products, technological developments, competition, market uncertainties, dependence on distributors, ability to manage growth, fluctuation in results, seasonality and other risks and uncertainties including those detailed in the Company's filings with the Securities and Exchange Commission.

Schick Technologies, Inc. and Subsidiary
Consolidated Statements of Operations
(In thousands, except share and per share amounts)

                                                                     Three months ended                      Year ended
                                                                                           March 31,
                                                                                           ---------
                                                                    2004              2003             2004               2003
                                                                    ----              ----             ----               ----
Revenue, net                                                   $     10,092       $      7,347     $     39,393       $     29,817
                                                               ------------       ------------     ------------       ------------
Cost of sales                                                         2,994              2,209           11,310              9,369
Excess and obsolete inventory                                           185                 --              185                259
                                                               ------------       ------------     ------------       ------------
Total cost of sales                                                   3,179              2,209           11,495              9,628
                                                               ------------       ------------     ------------       ------------
          Gross profit                                                6,913              5,138           27,898             20,189
                                                               ------------       ------------     ------------       ------------
Operating expenses:
          Selling and marketing                                       1,613              1,654            6,118              5,911
          General and administrative                                  1,475              1,492            6,291              5,041
          Research and development                                      793                689            3,301              2,598
          Bad debt expense                                               --                 --              105                 --
                                                               ------------       ------------     ------------       ------------
          Total operating expenses                                    3,881              3,835           15,815             13,550
                                                               ------------       ------------     ------------       ------------
          Income from operations                                      3,032              1,303           12,083              6,639
                                                               ------------       ------------     ------------       ------------
Other income (expense)
          Other income                                                   (3)                (4)             138                 51
          Gain on sale of investment                                     --                 --               --                 45
          Interest income                                                65                 13              153                 52
          Interest expense                                               (2)               (81)            (182)              (322)
                                                               ------------       ------------     ------------       ------------
                Total interest and other income (expense)                60                (72)             109               (174)
                                                               ------------       ------------     ------------       ------------
          Income before income taxes                                  3,092              1,231           12,192              6,465
          Income tax benefit                                          5,917              5,445            5,917              5,360
                                                               ------------       ------------     ------------       ------------
          Net income                                           $      9,009       $      6,676     $     18,109       $     11,825
                                                               ============       ============     ============       ============
          Basic earnings per share                             $       0.76       $       0.66     $       1.69       $       1.17
                                                               ============       ============     ============       ============
          Diluted earnings per share                           $       0.53       $       0.42     $       1.07       $       0.78
                                                               ============       ============     ============       ============
          Weighted average common shares (basic)                 11,836,330         10,170,782       10,710,742         10,148,991
                                                               ============       ============     ============       ============
          Weighted average common shares (diluted)               17,129,496         15,868,163       16,864,488         15,143,999
                                                               ============       ============     ============       ============

Schick Technologies, Inc. and Subsidiary
Consolidated Balance Sheets
(In thousands, except share amounts)

                                                                                             March 31,
                                                                                             ---------
                                                                                        2004           2003
                                                                                        ----           ----
Assets
Current assets
         Cash and cash equivalents                                                    $ 20,734       $  7,100
         Short-term investments                                                             --            712
         Accounts receivable, net of allowance for doubtful accounts of $138
                and $42, respectively                                                    3,982          3,032
         Inventories                                                                     3,057          3,039
         Income taxes receivable                                                             5             10
         Prepayments and other current assets                                              856            421
         Deferred income taxes                                                           6,481          2,590
                                                                                      --------       --------
                       Total current assets                                             35,115         16,904
                                                                                      --------       --------
Equipment, net                                                                           1,405          2,151
Goodwill, net                                                                              266            266
Deferred income taxes                                                                    5,679          2,940
Other assets                                                                               278            349
                                                                                      --------       --------
                       Total assets                                                   $ 42,743       $ 22,610
                                                                                      ========       ========

Liabilities and Stockholders' Equity
Current liabilities
         Current maturity of long-term debt                                           $     --       $  1,503
         Accounts payable and accrued expenses                                           1,456          1,468
         Accrued salaries and commissions                                                1,390          1,080
         Income taxes payable                                                              142              4
         Deposits from customers                                                            13             31
         Warranty obligations                                                              210             56
         Deferred revenue                                                                4,504          3,605
                                                                                      --------       --------
                       Total current liabilities                                         7,715          7,747
                                                                                      --------       --------

Commitments and contingencies                                                               --             --
Stockholders' equity
         Preferred stock ($0.01 par value; 2,500,000
                shares authorized; none issued and outstanding)                             --             --
         Common stock ($0.01 par value; 50,000,000 shares authorized:
                15,026,470 and 10,206,425 shares issued and outstanding,
                 at March 31, 2004 and 2003, respectively)                                 150            102
         Additional paid-in capital                                                     44,626         42,618
         (Accumulated deficit)                                                          (9,748)       (27,857)
                                                                                      --------       --------
                       Total stockholders' equity                                       35,028         14,863
                                                                                      --------       --------
                       Total liabilities and stockholders' equity                     $ 42,743       $ 22,610
                                                                                      ========       ========